Exhibit 10.26

ACCOUNT PURCHASE AGREEMENT MODIFICATION

IT IS AGREED, for Ten dollars and no/100 ($10.00) and other valuable consideration, by and between Crown Financial, LLC, ("Crown") and All American Plazas ("All American"), that that certain Account Purchase Agreement dated January 8, 2007, between Crown and All American, (the "AP Agreement"), be, and the same is, hereby modified and amended as follows:

2.  Definitions.
h.	"Eligible Accounts" shall be the portions of Accounts with an aging that is less than 90 days that Crown does not reasonably deem to be doubtful of collection, effective July 1, 2007.

6.  Fees and Expenses
b.
All American shah pay to Crown on the 15th and the 30th of each month that this Agreement is in effect, a fee equal to 1.375% of the Outstanding Advance for the preceding period, effective. July 1, 2007.

IT IS FURTHER UNDERSTOOD AND AGREED, that the AP Agreement, as modified by this Agreement between the parties, shall be and hereby is in all other respects ratified, approved and confirmed.

IN WITNESS WHEREOF, the parties have hereunto set their hands this 29th day of June, 2007.

CROWN FINANCIAL, L.L.C. as "Crown"	ALL AMERICAN PLAZAS, INC. as "All American"

By: /s/ Richard D. Tribe	By: /s/ Richard Mitstifer
Richard D. Tribe, Manager	Richard Mitstifer, President